                                                                   EXHIBIT 10.16

                        CASH COLLATERAL PLEDGE AGREEMENT

         THIS CASH COLLATERAL PLEDGE AGREEMENT ("Agreement"), dated March 10, 2000 by The Renco Group, Inc. a New York corporation ("Pledgor"), with its chief executive office at 30 Rockefeller Plaza, New York, New York 10112, in favor of Congress Financial Corporation, a Delaware corporation, in its capacity as administrative and collateral agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are from time to time parities thereto as lenders (in such capacity, "Pledgee"), having an office at 1133 Avenue of the Americas, New York, New York 10036.

                             W I T N E S S E T H:

         WHEREAS, Lodestar Energy, Inc., a Delaware corporation ("Borrower"), Pledgee, The CIT Group/Business Credit, Inc., in its capacity as co-agent for the financial institutions which are from time to time parties to the Loan Agreement as lenders ("Co-Agent") and the financial institutions which are parties to the Loan Agreement as lenders (individually, a "Lender" and collectively, "Lenders") have entered into financing arrangements pursuant to which Lenders, or Pledgee on behalf of Lenders, may make loans and advances and provide other financial accommodations to Borrower as set forth in the Amended and Restated Loan and Security Agreement, dated May 15, 1998, by and among Borrower, Lodestar Holdings, Inc., a Delaware corporation ("Guarantor"), Pledgee, Co-Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, restated or replaced, being collectively referred to herein as the "Financing Agreements");

         WHEREAS, in order to induce Pledgee and Lenders to continue to make loans and advances and provide other financial accommodations to Borrower pursuant to the Loan Agreement and the other Financing Agreements, Pledgor has agreed to pledge and grant to Pledgee certain collateral security as set forth herein;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor hereby agrees as follows:

         1.   GRANT OF SECURITY INTEREST AND PLEDGE

         As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), Pledgor hereby irrevocably assigns, pledges, hypothecates, transfers and sets over to Pledgee, and grants to Pledgee a security interest in and right of setoff against, the sum of $1,000,000, which has been or shall be remitted by Pledgor to Pledgee as provided in Section 3 below on or about the date hereof and each of the additional deliveries of $1,000,000 which Pledgor provides to Pledgee on or about the first day of each month commencing April 1, 2000 for a period of four (4) months or at any other time for a total of $5,000,000 (all of the foregoing being collectively referred to herein as the "Collateral"), PROVIDED, THAT, in no event shall Collateral include any such amounts in excess of $5,000,000.

         2.   OBLIGATIONS SECURED

         The security interest, lien and other interests granted to Pledgee pursuant to this Agreement shall secure the prompt performance, observance and payment in full of any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Pledgor and/or Borrower to Pledgee and any Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising only under this Agreement, the Loan Agreement, or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Pledgor or Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Pledgee or any Lender (all of the foregoing being collectively referred to herein as the "Obligations").

         3.   DELIVERY AND POSSESSION OF COLLATERAL

         (a) Pledgor shall, on the effective date of Amendment No. 7 (as defined in the Loan Agreement), send or cause to be sent to Pledgee not less than $1,000,000 by federal funds wire transfer (or in the case of transfers from the same bank, intrabank transfers) to:

                           The Chase Manhattan Bank
                           New York, New York
                           ABA No. 021 000 021

                           For credit to:
                             Congress Financial Corporation
                           Account No. 322-001293
                           Re:  Lodestar Energy, Inc. (Costain Coal, Inc.)

         (b) All amounts constituting Collateral sent by Pledgor to Pledgee after the date hereof shall be sent by federal funds wire transfer (or in the case of transfers from the same bank, intrabank transfers) in accordance with the foregoing instructions.

         (c) The Collateral shall be held by Pledgee in an account designated by Pledgee for such purposes in its books and records and may be commingled with Pledgee's own funds. Unless and until an Event of Default shall exist or have occurred, Borrower shall receive a credit to its loan account maintained by Pledgee on the funds delivered by Pledgor to Pledgee pursuant to Section 3(a) above at a rate equal to three and one-half (3 1/2%) percent per annum less than the Prime Rate (as defined in the Loan Agreement). Such credit shall be applied to the loan account of Borrower as of the first day of each month.

         (d) Except as otherwise provided in Section 3(e) below, Pledgor shall have no right to be paid or to draw upon any of the Collateral until all of the Obligations arising pursuant to or in connection with the Second Supplemental Loans (as defined in the Loan Agreement), including principal, interest, fees, costs, expenses and other charges in respect thereof payable by Borrower to Agent and Lenders have been indefeasibly paid and satisfied in full. If and when all of such Obligations have been indefeasibly paid and satisfied in full (or sooner if Pledgee so determines), any sums still held by Pledgee as Collateral hereunder shall be returned to Pledgor (subject to applicable law or court order).

         (e) Notwithstanding anything to the contrary contained in Section 3(c) above, Pledgor may request that Pledgee return the Collateral to Pledgor, and Pledgee shall return the Collateral to Pledgor (subject to applicable law or order of any court or other governmental authority), so long as each of the following conditions is satisfied as reasonably determined by Pledgee: (i) as of the date of the return of such Collateral, Excess Revolving Credit Availability (as defined in the Loan Agreement) shall be not less than $12,000,000 and for each of the thirty (30) consecutive days immediately prior to any such return, Excess Revolving Credit Availability shall not have been less than $12,000,000, and (ii) as of the date of any such return and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

         4.   REPRESENTATIONS, WARRANTIES AND COVENANTS

         Pledgor hereby represents, warrants and covenants with and to Pledgee and Lenders that (all of such representations, warranties and covenants being continuing in nature so long as any of the Obligations are outstanding):

         (a) The Collateral is directly, legally and beneficially owned by Pledgor free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description except for the pledge and security interest in favor of Pledgee.

         (b) The Collateral is not subject to any restrictions relative to the transfer thereof and Pledgor has the right to pledge, transfer and deliver and grant a security interest in and right of setoff against the Collateral free and clear of any liens, encumbrances or restrictions. The Collateral is not subject to set off, counterclaim, defense, allowance or adjustment or to dispute, objection or complaint.

         (c) The Collateral is duly and validly pledged to Pledgee and no consent or approval of any governmental or regulatory authority, nor any consent or approval of any other third party, was or is necessary to the validity and enforceability of this Agreement.

         (d) Pledgor authorizes Pledgee to perform any and all other acts which Pledgee in good faith deems reasonable and/or necessary for the protection and preservation of the Collateral or its value or Pledgee's security interest therein and to pay any charges or expenses which Pledgee deems necessary for the foregoing purpose, but without any obligation to do so.

         (e) Pledgor shall not create, incur, assume or suffer to exist any security interest, pledge, lien, charge or other encumbrance or claim of any nature whatsoever on or with respect to any of the Collateral, except for the pledge and security interest of Pledgee and Pledgor shall not, assign, transfer, or otherwise dispose of any of the Collateral.

         (f) Pledgor shall pay all charges, assessments, costs and expenses of any nature relating to the Collateral.

         (g) Pledgor is a corporation duly organized and in good standing under the laws of its state or other jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of Pledgor or the rights of Pledgee and Lenders hereunder or under any of the other Financing Agreements. The execution, delivery and performance of this Agreement are within the corporate powers of Pledgor, have been duly authorized and are not in contravention of law or the terms of the certificates of incorporation, by-laws, or other organizational documentation of Pledgor, or any indenture, agreement or undertaking to which Pledgor is a party or by which Pledgor or its property are bound. This Agreement constitutes the legal, valid and binding obligation of Pledgor enforceable in accordance with its terms.

         (h) Pledgor shall promptly reimburse Pledgee on demand, together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement, for any charges, assessments or expenses paid or incurred by Pledgee in its discretion for the protection, preservation and maintenance of the Collateral and the enforcement of Pledgee's rights hereunder, including, without limitation, attorneys' fees and legal expenses incurred by Pledgee in seeking to protect, collect or enforce its rights in the Collateral or otherwise hereunder.

         (i) Pledgor waives: (i) all rights to require Pledgee to proceed against any other person, entity or collateral or to exercise any remedy, (ii) the defense of the statute of limitations in any action upon any of the Obligations, (iii) any right of subrogation or interest in the Obligations or the Collateral, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Agreement or non-waivable under any applicable law, and (v) to the extent permissible, its rights under Section 9-112 and 9-207 of the Uniform Commercial Code. Pledgor agrees that the Collateral, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of the Pledgor, the pledge and security interests granted hereunder, or this Agreement. Pledgee is entitled to all of the benefits of a secured party set forth in Section 9-207 of the New York Uniform Commercial Code.

         5.   EVENTS OF DEFAULT

         All Obligations shall become immediately due and payable, without notice or demand, at the option of Pledgee, upon the occurrence of any Event of Default, as such term is defined in the Loan Agreement (each an "Event of Default" hereunder).

         6.   RIGHTS AND REMEDIES

         (a) At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Pledgee, whether provided under this Agreement, the Loan Agreement, the other Financing Agreements, applicable law or otherwise, Pledgee may, at its option without notice or demand upon or to Pledgor (all of which notices and demands are hereby expressly waived) at any time and from time to time appropriate, setoff or apply all or any part of the Collateral to the payment, in whole or in part, of the Obligations in such order and manner as Pledgee may determine.

         (b) Pledgor agrees that, at any time that an Event of Default exists or has occurred and is continuing, Agent and Lenders need not attempt to collect any Obligations from Borrower or any other person obligated on or in respect of the Obligations or to realize upon any collateral, but may set off against the Collateral and apply the Collateral to make immediate payment of the Obligations when due, whether by maturity, acceleration or otherwise, or at any time thereafter.

         (c) All of the Pledgee's rights and remedies, including, but not limited to, the foregoing and those otherwise arising under this Agreement, the Loan Agreement and the other Financing Agreements, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable, successively or concurrently as Pledgee may deem expedient. No failure or delay on the part of Pledgee in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.

         7.  WAIVERS AND CONSENTS

         (a) Notice of acceptance of this Agreement, the making of loans and advances and providing other financial accommodations to Borrower and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices (other than notice of the application of the Collateral to the Obligations) to which Borrower or Pledgor is entitled are hereby waived by Pledgor. Pledgor also waives notice of and hereby consents to, (i) any amendment, modification, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Obligations, the interest rate, fees, other charges, or any collateral shall apply to the Loan Agreement and the other Financing Agreements and the Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Pledgee or any Lender for the obligations of Borrower or any other party at any time liable on or in respect of the Obligations or who is the owner of any property which is security for the Obligations (individually, an "Obligor" and collectively, the "Obligors"), (iii) the exercise of, or refraining from the exercise of any rights against Borrower or any other Obligor or any collateral,
(iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Obligations and (v) any Obligations incurred, or grant of security interest to secure Obligations, under Section 364 of the United States Bankruptcy Code or in connection with the use of cash collateral by Borrower under Section 363 of the United States Bankruptcy Code. Pledgor agrees that the amount of the Obligations shall not be diminished and the liability of Pledgor hereunder shall not be otherwise impaired or affected by any of the foregoing.

         (b) No invalidity, irregularity or unenforceability of all or any part of the Obligations shall affect, impair or be a defense to the rights of Pledgee or any Lender hereunder, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Borrower in respect of any of the Obligations, or Pledgor in respect of this Agreement, affect, impair or be a defense to the rights of Pledgee or any Lender hereunder. Without limitation of the foregoing, the liability of Pledgor hereunder shall not be discharged or impaired in any respect by reason of any failure by Pledgee or any Lender to perfect or continue perfection of any lien or security interest in any collateral or any delay by Pledgee or any Lender in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, the Collateral shall secure the same even if Borrower's liability for such amounts does not, or ceases to, exist by operation of law. Pledgor acknowledges that Pledgee and Lenders have not made any representations to Pledgor with respect to Borrower, any other Obligor or otherwise in connection with the execution and delivery by Pledgor of this Agreement and Pledgor is not in any respect relying upon Pledgee or any Lender or any statements by Pledgee or any Lender in connection with this Agreement.

         (c) Unless and until Pledgee and Lenders shall have received final payment and satisfaction in full of all of the Obligations and the financing arrangements of Borrower with Pledgee and Lenders have been terminated, (i) Pledgor hereby irrevocably and unconditionally defers all statutory, contractual, common law, equitable and all other claims against Borrower, any collateral for the Obligations or other assets of Borrower or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Pledgee or any Lender by Pledgor hereunder and (ii) Pledgor shall not seek payment of any claims described in clause (i) of this Section 7(c) or take any action to collect any such payments and any such payments which may be received by Pledgor shall be promptly delivered to Pledgee.

         (d) The books and records of Pledgee showing the account between Pledgee and Borrower shall be admissible in evidence in any action or proceeding against or involving Pledgor as PRIMA FACIE proof of the items therein set forth, and the monthly statements of Pledgee rendered to Borrower, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Borrower, shall be deemed conclusively correct and constitute an account stated between Pledgee and Lenders and Borrower and be binding on Pledgor.

         (e) If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Obligations, Pledgee or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and the rights of Pledgee and Lenders with respect to the Collateral hereunder and otherwise under this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Pledgee or such Lender. Pledgor shall be liable to pay to Pledgee, and does indemnify and hold Pledgee and each Lender harmless for the amount of any payments or proceeds surrendered or returned. This clause (e) shall remain effective notwithstanding any contrary action which may be taken by Pledgee or any Lender in reliance upon such payment or proceeds. This clause (e) shall survive the termination or revocation of this Agreement.

         8.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

         (b) Pledgor and Pledgee irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected or related or incidental to the dealings of Pledgor and Pledgee in respect of this Agreement or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or thereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Pledgee shall have the right to bring any action or proceeding against Pledgor or its property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Pledgor or its property).

         (c) Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Pledgee's option, by service upon Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Pledgor shall appear in answer to such process, failing which Pledgor shall be deemed in default and judgment may be entered by Pledgee against Pledgor for the amount of the claim and other relief requested.

         (d) PLEDGOR AND PLEDGEE EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PLEDGOR AND PLEDGEE IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR

THERETO IN EACH CASE WHETHER NO EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PLEDGOR AND PLEDGEE EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PLEDGOR OR PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF PLEDGOR AND PLEDGEE TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (e) Pledgee shall not have any liability to Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Pledgee shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.

         9.   MISCELLANEOUS

         (a) Beyond the exercise of reasonable care to assure the safe custody of the Collateral, Pledgee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it to Pledgor or the application of all or any portion of it to the Obligations.

         (b) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

                If to Pledgor:         The Renco Group, Inc.
                                       30 Rockefeller Plaza, Inc.
                                       New York, New York 10112
                                       Attention: Mr. Roger L. Fay

                If to Pledgee:         Congress Financial Corporation
                                       1133 Avenue of the Americas
                                       New York, New York 10036
                                       Attention: Portfolio Manager

         (c) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to the term "Pledgor" wherever used herein shall mean Pledgor and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Pledgor or any of its assets or Pledgor in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term "Pledgee" or any "Lender" wherever used herein shall mean such person and its successors and assigns and all references to the term "Borrower" wherever used herein shall mean Borrower and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Borrower or any of its assets or Borrower in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to any other person herein shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. All references to the term "Person" or "person" herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability corporation, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         (d) This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Pledgor and its successors and assigns and inure to the benefit of and be enforceable by Pledgee and its successors and assigns.

         (e) If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         (f) Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Pledgee. Pledgee shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Pledgee of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Pledgee would otherwise have on any future occasion, whether similar in kind or otherwise.

         IN WITNESS WHEREOF, Pledgor has executed and delivered this Agreement as of the day and year first above written.


                                      THE RENCO GROUP, INC.

                                      By: /s/ Roger Fay
                                          --------------

                                      Title:  Vice President
                                             ----------------